FORM 8-K


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 25049

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES ACT OF 1934


Date of Report (date of earliest event reported): May 3, 2005


CROFF ENTERPRISES, INC.
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(Exact name of registrant as specified in its charter)


Utah                       1-100
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(State or other             (Commission file
jurisdiction of incorporation)         number)


87-0233535
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(IRS Employer identification Number)
3773 Cherry Creek Drive North #1025 Denver, Colorado 80209
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(Address of principal executive offices)         (Zip Code)

(303) 383-1555
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(Registrant's telephone number, including area code)

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ITEM 8.01 Other Events.

Croff Enterprises, Inc. announced today the continuation of the Offer to Purchase assets of the Company as more particularly described in the attached press release.


Attachment

New Release

CROFF ANNOUNCES EXTENSIOn OF OFFER

DENVER, COLORADO, May 3, 2005, CROFF OIL COMPANY (OTCBB: COFF)
Croff Enterprises, Inc., a Utah corporation, today announces:

On April 15, 2005, Jensen Development Company and
CS Finance LLC. [Offerors] submitted an OFFER TO PURCHASE
ASSETS PLEDGED TO THE PREFERRED B SHAREHOLDERS OF CROFF
ENTERPRISES, INC. to the Croff Board of Directors.
Jensen Development Company and CS Finance LLC, are two corporations wholly owned by Gerald L. Jensen, Chairman of the Board of Directors, President, and Chief Executive Officer of Croff.

The Offer granted the disinterested members of the Board of Directors until April 22, 2005 to accept the Offer and thereafter to enter into negotiations of a definitive agreement with the Offerors.

On April 22, the Board sought an extension of time to review the Offer with outside legal advisors. That review is continuing and no substantive response has been made by the Board to the Offerors at this time.

Communications are continuing between the Offerors and representatives of the Board.

When the offerors and the Board either reach an agreement or fail to reach an agreement, an announcement will be made by Croff. At the present time, both Croff and the Offerors are constructively working on the Offer.

There is no assurance that a transaction for the assets pledged to the Preferred B shares will be completed.



Contact	Donald Peterson
	Croff Oil Company
	3773 Cherry creek Drive North #1025
	Denver, Colorado 80209
	(303) 383-1555
	don@croff.com
        www.croff.com